UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Herndon Parkway, Suite A, Herndon, Virginia 20170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 464-4735

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2017, Command Security Corporation (the “Company”) and Scott Landry mutually determined that he will no longer serve as the Executive Vice President of Operations, effective on September 29, 2017.

The Company appreciates Mr. Landry’s service and contributions over his tenure at the Company.

Mr. Landry’s departure is subject to the terms of his employment offer letter, dated October 1, 2012 (the “Employment Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2012, as well as a separation agreement and mutual release (the “Separation Agreement”) which will be entered into with Mr. Landry pursuant to the terms of the Employment Agreement. The foregoing descriptions of the Employment Agreement and Separation Agreement do not purport to be complete and are qualified by reference to the Employment Agreement and the Separation Agreement, which are incorporated herein by reference. The Company will file a copy of the Separation Agreement with its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name:	N. Paul Brost
Title:	Chief Financial Officer

Dated: September 29, 2017